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                                                                  EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and related prospectus pertaining to the Western Digital Corporation Employee Stock Option Plan and Employee Stock Purchase Plan of our report dated July 24, 1996, with respect to the consolidated financial statements of Western Digital Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended June 29, 1996, filed with the Securities and Exchange Commission.


                                                      KPMG PEAT MARWICK LLP

Costa Mesa, California
January 24, 1997